Exhibit 99.1

Contact: Lewis Goldberg / Todd Fromer

KCSA Worldwide

212.896.1216 / 212.896.1215

lgoldberg@kcsa.com / tfromer@kcsa.com

PFSweb Completes Merger with eCOST.com

Company Poised to Capitalize on Burgeoning Web Commerce Market

Plano, Texas, Torrance, Calif. — February 1, 2006 – PFSweb, Inc. (Nasdaq: PFSW), a global provider of integrated business process outsourcing (BPO) solutions, and eCOST.com Inc., a leading online discount retailer, announced today the completion of a definitive merger agreement.

Under the terms of the merger agreement, each eCOST.com shareholder is entitled to receive one PFSweb common share for each outstanding share of eCOST.com in a tax-free, share-for-share transaction where eCOST.com is now a wholly owned subsidiary of PFSweb. Shareholders of both PFSweb and eCOST.com overwhelmingly approved the merger at special meetings held last week.

With the completion of the merger, PFSweb now has approximately 41.4 million shares outstanding. eCOST.com common stock will no longer be listed on Nasdaq effective February 1, 2006.

Mark Layton, CEO of PFSweb, said, “We are pleased to complete our merger with eCOST.com on schedule following the strong support from our shareholders. We are excited by the long-term growth opportunities created by this merger and will focus now on the full-scale integration process.”

“This merger represents a significant milestone for PFSweb,” Layton added. “We plan to leverage our operational infrastructure and technology expertise with eCOST’s web commerce capabilities to generate more profitable and consistent growth. Our three operating divisions, Services, Supplies Distributors and eCOST.com, combined for $528 million in revenue for the trailing 12 months ended September 30, 2005. We look forward to improving our growth traction and driving future results as we complete the integration of our businesses throughout this year.”

Adam Shaffer, CEO of eCOST.com, stated, “The combination of eCOST’s broad customer base and distinctive product offerings with PFSweb’s advanced technology and distribution platform should strengthen our position in the multi-billion-dollar web commerce marketplace. We are confident the strategic benefits that we are targeting as a result of this merger, including the achievement of an expected $4-5 million in annual cost savings, should optimize future performance and enable shareholders to participate in a significant growth opportunity.”

About eCOST.com

eCOST.com is a leading multi-category online discount retailer of high-quality new, “close-out” and refurbished brand-name merchandise for consumers and small business buyers. eCOST.com markets over 100,000 different products from leading manufacturers such as Apple, Canon, Citizen, Denon, HP, Nikon, Onkyo, Seiko, Sony, and Toshiba primarily over the Internet (http://www.ecost.com) and through direct marketing.

About PFSweb, Inc.

PFSweb develops and deploys integrated business infrastructure solutions and fulfillment services for Fortune 1000, Global 2000 and brand name companies, including third party logistics, call center support and e-commerce services. The company serves a multitude of industries and company types, including such clients as Adaptec (Nasdaq:ADPT), CHiA’SSO, FLAVIA® Beverage Systems, Hewlett-Packard (NYSE:HPQ), International Business Machines (NYSE:IBM), Nokia (NYSE:NOK), Pfizer, Inc. (NYSE:PFE), Raytheon Aircraft Company, Rene Furterer USA, Roots, Inc., Smithsonian Institute and Xerox (NYSE:XRX).

To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit our website at www.pfsweb.com.

The matters discussed herein and, in particular, information regarding the merger, consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb has recently filed a Registration Statement on Form S-4 which identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Registration Statement and the Risk Factors described therein. Neither PFSweb nor eCOST undertakes any obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

###